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                                 CONVEYANCE AGREEMENT


    THIS CONVEYANCE AGREEMENT, dated December 1, 1997, is between EquiVantage Acceptance Corp. (the "Company") and EquiVantage Inc. (the "Originator"). Pursuant to the Master Loan Transfer Agreement dated as of December 1, 1997 between the Company and the Originator (the "Mortgage Transfer Agreement"), the parties hereto hereby confirm their understanding with respect to the sale by the Originator and the purchase by the Company of those Mortgage Loans listed on the Schedule of Mortgage Loans attached hereto (the "Transferred Mortgage Loans").

    Conveyance of Transferred Mortgage Loans. The Originator, concurrently with the execution and delivery of this Conveyance Agreement, does hereby irrevocably transfer, sell, assign, set over and otherwise convey to the Company, without recourse (except as otherwise explicitly provided for herein) all of its right, title and interest in and to the Transferred Mortgage Loans being conveyed by it, including specifically, without limitation, the Mortgages, the Files and all other documents, materials and properties appurtenant thereto and the Notes, including all interest and principal received by the Originator on or with respect to such Transferred Mortgage Loans on or after the related Cut-Off Date, together with all of its right, title and interest in and to the proceeds received on or after the related Cut-Off Date of any related insurance policies on behalf of the Company. It is the intention of the parties hereto that the conveyance by the Originator of the Transferred Mortgage Loans to the Company shall constitute a purchase and sale of such Transferred Mortgage Loans and not a loan. If the Originator cannot deliver the original Mortgage or mortgage assignment with evidence of recording thereon concurrently with the execution and delivery of this Conveyance Agreement solely because of a delay caused by the public recording office where such original Mortgage or mortgage assignment has been delivered for recordation, the Originator shall promptly deliver to the Trustee on behalf of the Company such original Mortgage or mortgage assignment with evidence of recording indicated thereon upon receipt thereof from the public recording official, as soon as possible but in no event later than 12 months from the Startup Day.

    The costs relating to the delivery of the documents specified in this Conveyance Agreement shall be borne by the Originator.

    The Originator hereby makes the representations and warranties set forth in Section 6(a) of the Master Transfer Agreement with respect to the Transferred Mortgage Loans. The "Cut-Off Date" with respect to such Transferred Mortgage Loans shall be the close of business on December 1, 1997 or, if any Transferred Mortgage Loan was originated subsequent to December 1, 1997, but prior to the Startup Day, the date of origination of such Transferred Mortgage Loan.

    Except as set forth immediately below, all terms and conditions of the Mortgage Transfer Agreement are hereby incorporated herein; provided that, in the event of any conflict, the provisions of this Conveyance Agreement shall control over the conflicting provisions of the Mortgage Transfer Agreement.

  (i) With respect to each Transferred Mortgage Loan involving property improved by a manufactured home, such manufactured home constitutes real property under


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       applicable state law and the Originator has taken all action necessary to create a valid and perfected first or second priority lien and security interest in such manufactured home and the related Property, including, without limitation, the filing of a Uniform Commercial Code financing statement or notations on certificates of title, if necessary under applicable state law.

  (ii) As of its date of origination, no Transferred Mortgage Loan had a Combined Loan-to-Value Ratio in excess of 95%, owner occupied, or in excess of 85%, non-owner occupied, except for:

       loan number 3164589, which has a Combined Loan-to-Value Ratio of 096.33%; loan number 3169562, which has a Combined Loan-to-Value Ratio of 103.01%; loan number 3172046, which has a Combined Loan-to-Value Ratio of 095.24%; loan number 3174174, which has a Combined Loan-to-Value Ratio of 098.00%; loan number 3183522, which has a Combined Loan-to-Value Ratio of 095.22%; loan number 3188596, which has a Combined Loan-to-Value Ratio of 100.73%.


 (iii) No Transferred Mortgage Loan is a Third Mortgage Loan.

  (iv) No more than 5% of the Transferred Mortgage Loans were originated under any "no-income verification" program.

   (v) The Note related to each Transferred Mortgage Loan bears a minimum Coupon Rate of at least 6.50% per annum.

  (vi) Each Note for a fixed rate Transferred Mortgage Loan that is not a Balloon Loan provides for a schedule of substantially level and equal monthly scheduled payments which are sufficient to amortize fully the principal balance of such Note on or before its maturity date, which maturity date is not more than 30 years from the date of origination of such Transferred Mortgage Loan. Each Balloon Loan has an original term to stated maturity of not more than 12 years and an amortization schedule based on not more than 30 years.

 (vii) As of the Cut-Off Date, of the Transferred Mortgage Loans, loan number 3165248 was more than 60 days Delinquent. As of the Start Up Date, there were no loans which were more than 30 days Delinquent.

(viii) No Transferred Mortgage Loan had a Loan Balance less than $10,000.00 as of the Cut-Off Date or greater than $649,780.55 as of the Cut-Off Date.

 (ix) The Primary Parcel of each Mortgaged Property is located in the state identified in the Schedule of Mortgage Loans attached hereto; no more than 1.0% of the aggregate Loan Balance as of the Cut-Off Date is secured by Mortgaged Properties


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      located within any single postal zip code area; and each Property consists of one or more parcels of real property with a residential dwelling erected on the Primary Parcel.

  (x) As of the Cut-Off Date, no more than 0.5% of the aggregate Loan Balance is secured by condominiums; no Transferred Mortgage Loan relates to a cooperative.

 (xi) With respect to each Mortgaged Property subject to a ground lease (i) the current ground lessor has been identified and all ground rents that previously become due and owing have been paid; (ii) the ground lease term extends, or is automatically renewable, for at least five years beyond the maturity date of the related Transferred Mortgage Loan;
      (iii) the ground lease has been duly executed and recorded; (iv) the amount of the ground rent and any increases therein are clearly identified in the lease and are for predetermined amounts at predetermined times; (v) the Trust has the right to cure defaults on the ground lease; and (vi) the terms and conditions of the leasehold do not prevent the free and absolute marketability of the Mortgaged Property. As of the Cut-Off Date, the Principal Balance of Transferred Mortgage Loans with related Mortgaged Properties subject to ground leases does not exceed 0.5% of the Original Principal Balance.

(xii) As of the Cut-Off Date, no more than 3.6% of the Original Aggregate Loan Balance is secured by investor-owned Properties.

(xiii)As of the Cut-Off Date, there are no Transferred Mortgage Loans that are the subject of bankruptcy or insolvency proceedings.

 (xiv)Not more than 1.7% of the Transferred Mortgage Loans are subject to
      Section 32 of the federal Truth-in-Lending Act.

  (xv)As of the Cut-Off Date, 70.78% of the outstanding principal balance of the Transferred Mortgage Loans are fixed rate mortgage loans (except 4.94% thereof that, as Program Loans, bear fixed rates of interest that under the terms of the related Mortgage Notes may be reduced by as much as 1.50% during the first three years of such Program Loans) and 29.22% of the outstanding principal balance of the Transferred Mortgage Loans are adjustable rate mortgage loans.

(xvi) With respect to Transferred Mortgage Loans that are adjustable rate mortgage loans, as of the Cut-Off Date, all interest rate adjustments have been performed correctly in accordance with the terms of the related Mortgage.

      For purposes of this Conveyance Agreement, the "related Pooling and Servicing Agreement" is the Pooling and Servicing Agreement relating to the EquiVantage Home Equity Loan Trust 1997-4.


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    Terms capitalized herein and not defined herein shall have their respective meanings as set forth in the Mortgage Transfer Agreement.

    IN WITNESS WHEREOF, the Company and the Originator have caused this Conveyance Agreement to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

                             EquiVantage Acceptance Corp.,
                                  the Company


                             /s/ Elizabeth Folk
                             ------------------
                             Name:     Elizabeth Folk
                             Title:    Senior Vice President


                             EquiVantage Inc.,
                                  the Originator


                             /s/ Carolyn B. Andrew
                             ---------------------
                             Name:     Carolyn B. Andrew
                             Title:    Senior Vice President



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                             SCHEDULE OF MORTGAGE LOANS



                       [Attached as Schedule I to the related
                          Pooling and Servicing Agreement
                              and incorporated herein]